Exhibit 10.14

DIAMOND FOODS, INC.
SENIOR EXECUTIVE INCENTIVE PLAN
As Adopted by the Board of Directors on September 23, 2015
1.Purposes
The Diamond Foods, Inc. Senior Executive Incentive Plan is being adopted under the Diamond Foods, Inc. 2015 Equity Incentive Plan. The purposes of this Plan are to: (A) motivate senior executives by tying their compensation to performance; (B) reward exceptional performance that supports overall Company objectives; and (C) attract and retain top performing employees.
2.    Definitions

A.	“AIP” means the applicable annual incentive plan adopted by the Company for an applicable final year within or corresponding with a Performance Period.

B.	“Award” means any cash incentive determined under the Plan and granted to a Participant pursuant to Section 10 of the 2015 Equity Plan.

C.	“Code” means the Internal Revenue Code of 1986, as amended.

D.	“Committee” means the Committee under the 2015 Equity Plan.

E.	“Company” means Diamond Foods, Inc., a Delaware corporation, or any successor corporation.

F.	“Senior Executive” means a Company employee who holds a position with the title of Executive Vice President or above.

G.	“Participant” means any Senior Executive to whom an Award is granted under the Plan.

H.	“Performance Period” means the period determined by the Committee, not to exceed five (5) years, during which performance is to be measured.

I.	“Plan” means this Plan, which shall be known as the Diamond Foods, Inc. Senior Executive Incentive Plan.

J.	“2015 Equity Plan” means the Diamond Foods, Inc. 2015 Equity Plan, as amended from time to time.
3.    Administration

A.	The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i)	interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii)	adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii)	select Senior Executives to receive Awards or to receive Awards determined under any subplan or annual plan, that is implemented or administered under this Plan;

(iv)	determine the terms of Awards consistent with this Plan document;

(v)	determine amounts subject to Awards (within the limits prescribed in the Plan);

(vi)	determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

(vii)	grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(viii)	accelerate the payment of Awards (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(ix)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

(x)	take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

(xi)	adopt such Plan procedures, regulations, subplans, annual plans and the like as it deems are necessary to enable Senior Executives to receive Awards; and

(xii)	amend the Plan at any time and from time to time.

B.
The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Code Section 162(m).

4.    Eligibility
Only Senior Executives designated by the Committee as eligible may become Participants in the Plan.
5.    Performance Goals

A.
The Committee shall establish performance goals applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162(m).

B.
Each performance goal applicable to a Performance Period shall be one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, business segment or function or subsidiary, either individually, alternatively or in any combination, in each case as specified by the Committee:

(i)	revenue;

(ii)	sales;

(iii)	expenses;

(iv)	operating income;

(v)	gross margin;

(vi)	operating margin;

(vii)	earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)	pre-tax profit;

(ix)	net operating income;

(x)	net income;

(xi)	economic value added;

(xii)	free cash flow;

(xiii)	operating cash flow;

(xiv)	balance of cash, cash equivalents and marketable securities;

(xv)	stock price (including, without limitation, total stockholder return);

(xvi)	earnings per share;

(xvii)	return on stockholder equity;

(xviii)	return on capital;

(xix)	return on assets;

(xx)	return on investment;

(xxi)	employee satisfaction;

(xxii)	employee retention;

(xxiii)	market share;

(xxiv)	customer satisfaction;

(xxv)	product development;

(xxvi)	research and development expenses;

(xxvii)	completion of an identified special project;

(xxviii)	completion of a joint venture or other corporate transaction;

(xxix)	productivity ratios;

(xxx)	working capital targets and changes in working capital;

(xxxi)	individual business objectives; and

(xxxii)	Company-specific operational metrics.
Performance goals shall be calculated with respect to the Company and each subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the performance goals applicable to an Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Award or AIP payment for the applicable Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals applicable to the Award consistent with Code Section 162(m). Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance goals in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award.

C.
The Committee shall determine the level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained; provided that the Committee may use negative discretion to reduce any Award that would otherwise be payable hereunder based on such level of performance to reflect the terms of the AIP for the applicable Performance Period; and provided further that no Award shall be payable to a Senior Executive hereunder or under the AIP if such performance is not achieved.

D.
The Committee shall base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

E.
No Award may be paid unless the Committee certifies in writing (which may be by approval of the minutes from the meeting in which the certification was made or by a written certification signed by a duly authorized officer of the Company who attended the Committee meeting of the certifications made by the Committee in its meeting) that the level of performance defined in Subparagraph 5.C has been achieved or exceeded.

6.    Awards

A.
During any Company fiscal year, no Participant shall receive an Award of (i) more than $5,000,000 in any calendar year if the award is for a Performance Period greater than one (1) year or (ii) more than $3,000,000 in any calendar year if the Performance Period is one (1) year or less.

B.
The Committee, in its discretion, may reduce or eliminate a Participant’s Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas or increase a Participant’s Award under any subplan or annual plan as long as it is consistent with Code Section 162(m).

C.
Except as otherwise provided in an employment agreement or other severance agreement, a Participant must be employed as of the last day of the fiscal year, except for an approved leave of absence, in order to receive a payment under this Plan.

D.	Awards shall be paid no later than the fifteenth day of March following the end of the last fiscal year within or ending with the applicable Performance Period.

E.	The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.
7.    General

A.	The Plan is effective as of August 1, 2015.

B.
Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

C.
Participation in the Plan shall not give any Senior Executive any right to remain in the Company’s employ. Further, the adoption of this Plan shall not be deemed to give any Senior Executive or other individual the right to be selected as a Participant or to be granted an Award.

D.	To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

E.	The Plan shall be governed by and construed in accordance with the laws of the State of California.

F.	The Board may amend or terminate the Plan at any time and for any reason.